UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2007

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-116890	30-0226902
State of Incorporation	Commission File Number	IRS Employer I.D. Number

411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 15, 2007, Baseline Oil & Gas Corp. (“we” or the “Company”) repaid $1.65 million aggregate principal amount of convertible promissory notes due November 15, 2007 (the “Notes”). At or prior to November 15, 2007, holders of $0.725 million aggregate principal amount of the Notes converted such Notes into shares of our common stock in accordance with the terms of the Notes. The Notes were originally issued by us in November 2005, in the aggregate principal amount of $2.375 million. By virtue of the aforementioned repayment and conversions, all indebtedness under the Notes has been fully discharged and no Notes are outstanding.

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document
Exhibit 99.1	Form of press release, dated November 21, 2007, announcing retirement of Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2007	BASELINE OIL & GAS CORP.

	By:	/s/ Thomas Kaetzer
	Name:	Thomas Kaetzer
	Title:	Chief Executive Officer

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Exhibit Index

Exhibit	Name of Document
Exhibit 99.1	Form of press release, dated November 21, 2007, announcing retirement of Notes.

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